SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                 VERSATILITY INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                            [Versatility Inc. Logo]

                       11781 Lee Jackson Memorial Highway
                            Fairfax, Virginia 22033

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    ----------------------------------------

To the Stockholders of Versatility Inc.:

     The Annual Meeting of Stockholders of Versatility Inc. (the "Corporation"), a Delaware corporation, will be held on Tuesday, August 26, 1997, at 10:00 a.m., local time, at the Holiday Inn Fair Oaks located at 11787 Lee Jackson Memorial Highway, Fairfax, Virginia 22033, for the following purposes:

     1. To elect two Class I directors to serve on the Board of Directors for a three-year term or until their successors are elected and qualified.

     2. To ratify the selection of the firm of Deloitte & Touche LLP as independent auditors for the fiscal year ending April 30, 1998.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on June 30, 1997, are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy.

                                         By Order of the Board of Directors

                                         /s/ Marcus W. Heth
                                         ---------------------------
                                         Marcus W. Heth
                                         SECRETARY

Fairfax, Virginia
July 28, 1997

                                VERSATILITY INC.
                       11781 Lee Jackson Memorial Highway
                                 Seventh Floor
                            Fairfax, Virginia 22033

                                ---------------
                                PROXY STATEMENT
                                 JULY 28, 1997
                                ---------------

     Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors (the "Board") of Versatility Inc., a Delaware corporation (the "Corporation"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on Tuesday, August 26, 1997, and any adjournments or postponements thereof, at the Holiday Inn Fair Oaks, 11787 Lee Jackson Memorial Highway, Fairfax, Virginia 22033.

     Only stockholders of record at the close of business on June 30, 1997 (the "Record Date") will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. As of that date, 7,324,321 shares of common stock, $.01 par value per share (the "Common Stock"), of the Corporation were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any proxy may be revoked by a stockholder at any time before its exercise by: (i) notifying the Secretary of the Corporation in writing at the above address; (ii) delivering a duly executed proxy bearing a later date; or
(iii) attending the Annual Meeting and voting in person.

     The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

     Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The two nominees for director receiving the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the meeting shall be elected as Class I Directors. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.

     The persons named as attorneys-in-fact in the proxies are officers and/or directors of the Corporation. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. In addition to the election of directors, the stockholders will consider and vote upon a proposal to ratify the selection of auditors. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in as specified. Where no choice is specified, the proxy will be voted FOR the applicable proposal.

     The Board knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

     The Corporation's Annual Report on Form 10-K is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about July 28, 1997.

MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of the Record Date: (i) the name of each person who, to the knowledge of the Corporation, owned beneficially more than 5% of the Common Stock of the Corporation outstanding at such date; (ii) the name of each director or nominee; (iii) the name of each executive officer identified in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Directors and Officers;" and (iv) the number of shares owned by each of such persons and all officers, directors and nominees as a group and the percentage of the outstanding shares represented thereby.

                                                                                                          AMOUNT AND     PERCENT
                                                                                                          NATURE OF         OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                                     OWNERSHIP(1)    CLASS(2)
------------------------------------                                                                     ------------    --------
Edison Venture Fund III, L.P..........................................................................       501,957        6.9%
  997 Lenox Drive, #3
  Lawrenceville, NJ 08648
Noro-Moseley Partners III, L.P........................................................................       376,468        5.1%
  4200 North Side Parkway, NW, Building 9
  Atlanta, GA 30327
Keith D. Roberts......................................................................................     1,000,000       13.7%
Ronald R. Charnock....................................................................................     1,360,000       18.6%
Donald C. Yount(3)....................................................................................        14,439          *
Marcus W. Heth........................................................................................     1,000,000       13.7%
Thomas A. Smith(4)....................................................................................       501,957        6.9%
Charles A. Johnson(5).................................................................................       376,468        5.1%
Paul J. Palmer(6).....................................................................................         8,750          *
Stephen P. Winings(7).................................................................................        11,820          *
James R. Walker(8)....................................................................................         5,000          *
All officers, directors and nominees as a group (eight persons) (3)(4)(5)(6)(7)(8)....................     3,278,434       44.8%

----------
* Less than 1%

(1) Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to the shares. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(2) Applicable percentage of ownership as of the Record Date is based upon 7,324,321 shares of Common Stock outstanding on such date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3) Consists of 14,439 shares issuable pursuant to stock options which are exercisable within 60 days of June 30, 1997.

(4) Consists of 501,957 shares of Common Stock held by Edison Venture Fund III, L.P. of which Mr. Smith is a general partner. Mr. Smith may be deemed to share voting and investment power with respect to these shares. Mr. Smith disclaims beneficial ownership of such shares.

(5) Consists of 376,468 shares of Common Stock held by Noro-Moseley Partners III, L.P. of which Mr. Johnson is a general partner. Mr. Johnson may be deemed to share voting and investment power with respect to these shares. Mr. Johnson disclaims beneficial ownership of such shares.

(6) Consists of 8,750 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of June 30, 1997.

(7) Consists of 11,820 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of June 30, 1997.

(8) Consists of 5,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of June 30, 1997.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board of Directors (the "Board") consists of six members. The Board of Directors is divided into three classes. Each director serves for a three-year term. The Class I directors' term will expire at the Annual Meeting. All directors will hold office until their successors have been duly elected and qualified or until their earlier resignation or removal. Messrs. Marcus W. Heth and Charles A. Johnson are the Class I directors; Messrs. Thomas A. Smith and Paul J. Palmer are the Class II directors; and Messrs. Ronald R. Charnock and James R. Walker are the Class III directors.

     The Board has nominated and recommended that Messrs. Heth and Johnson, who are currently members of the Board, be elected Class I directors, to hold office until the 2000 Annual Meeting of Stockholders or until their successors have been duly elected and qualified or until their earlier resignation or removal. The Board knows of no reason why the nominees should be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for nominees named below.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    A VOTE "FOR" THE NOMINEES LISTED BELOW.

     The following table sets forth for the nominees to be elected at the Annual Meeting and, for each director whose term of office will extend beyond the Annual Meeting, the year such nominee or director was first elected a director, the positions currently held by the nominees and each director with the Corporation, the year the nominee's or director's term will expire and class of director of each nominee and each director:

      NOMINEE'S OR DIRECTOR'S
 NAME AND YEAR NOMINEE OR DIRECTOR     POSITION(S) WITH                 YEAR TERM      CLASS OF
      FIRST BECAME A DIRECTOR          THE CORPORATION                 WILL EXPIRE     DIRECTOR
-----------------------------------    ----------------                -----------     --------
NOMINEES:
Charles A. Johnson                     Director                            1997             I
1996
Marcus W. Heth                         Senior Vice President,              1997             I
1981                                   Technologies, Secretary
                                       and Director
CONTINUING DIRECTORS:
Ronald R. Charnock                     President, Chief Executive          1999           III
1981                                   Officer and Chairman of
                                       the Board of Directors
Thomas A. Smith                        Director                            1998            II
1996
Paul J. Palmer                         Director                            1998            II
1996
James R. Walker                        Director                            1999           III
1997

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the director nominees to be elected at the Annual Meeting, the directors and the executive officers of the Corporation, their ages, and the positions currently held by each such person with the Corporation.

NAME                              AGE                                 POSITION
----                              ---                                 --------
Ronald R. Charnock                47    President, Chief Executive Officer and Chairman of the Board of
                                        Directors
Marcus W. Heth                    42    Senior Vice President, Technologies, Secretary and Director
Donald C. Yount                   36    Senior Vice President, Finance and Chief Financial Officer
Stephen P. Winings                45    Senior Vice President, Sales
Thomas A. Smith(1)(2)             35    Director
Charles A. Johnson(1)(2)          48    Director
Paul J. Palmer(1)                 65    Director
James R. Walker                   52    Director

----------
(1) Member of Compensation Committee.

(2) Member of Audit Committee.

     Except as set forth below, each nominee has been engaged in his principal occupation described above during the past five years.

     RONALD R. CHARNOCK has served as President, Chief Executive Officer and Chairman of the Board of Directors since co-founding the Corporation in 1981. From 1975 to the founding of the Corporation, Mr. Charnock was Director of the Computer Services Division of the Republican National Committee. Mr. Charnock was the founder in June 1990, and was the initial Chairman, serving until October 1994, of the Alliance of Computer-Based Telephony Application Suppliers of the

North American Telecommunications Association. In October 1994, Mr. Charnock was elected Vice Chairman of the Multimedia Telecommunications Association and elected Chairman of that association in January 1996.

     DONALD C. YOUNT, JR. has served as the Corporation's Chief Financial Officer since July 1995. From March 1990 to July 1995, Mr. Yount held various positions with K-III Communications Corporation ("K-III"), a diversified communications company, most recently as Vice President and Chief Financial Officer of one of K-III's operating companies, Films for the Humanities, Inc. Prior to joining K-III, Mr. Yount was employed by the North America Corporate Finance Group of the Chase Manhattan Bank, by Deloitte, Haskins and Sells as a consultant and by Peat, Marwick and Co. as an auditor. Mr. Yount is a certified public accountant.

     MARCUS W. HETH co-founded the Corporation in 1981 and has served as a director of the Corporation since that time and as Treasurer and Secretary since January 1996. In May 1996, Mr. Heth became the Corporation's Senior Vice President, Technologies. From October 1993 to May 1996, Mr. Heth was President of NPRI Technologies, Inc., a wholly owned subsidiary of the Corporation. From August 1991 to October 1993, Mr. Heth was the Corporation's Vice President of Sales and Marketing. From May 1981 to August 1991, he was the Corporation's Vice President, Business Operations. Prior to co-founding the Corporation in 1981, Mr. Heth was employed by the Republican National Committee, as the Manager of Software Development.

     STEPHEN P. WININGS has served as the Corporation's Senior Vice President, Sales since May 1997. Mr. Winings joined the Corporation in August 1996 as its Senior Vice President, Marketing. From 1991 to August 1996, Mr. Winings held various positons with Software AG of North America including Vice President, Marketing. From 1989 to 1991, he was President and Chief Executive Officer, Technology Division, for the Institute for International Research, an information research company. From 1988 to 1989, Mr. Winings was Executive Vice President, Corporate Development with CLC Corporation, a technology training company. From 1987 to 1988, Mr. Winings was Division President of Prentice Hall Information, a division of Paramount Communications. From 1986 to 1987, he was Division President with Simon & Schuster, a division of Paramount Communications.

     THOMAS A. SMITH has been a director of the Corporation since January 1996. Mr. Smith is a general partner of Edison Venture Fund III, L.P. ("Edison Venture Fund"), and has been with Edison Venture Fund since 1990. Mr. Smith has directed the Washington D.C. office of Edison Venture Fund since 1994. From 1986 to 1990, Mr. Smith was a senior associate in the risk capital investment subsidiary of The Chase Manhattan Corporation.

     CHARLES A. JOHNSON has been a director of the Corporation since January 1996. Since 1993, Mr. Johnson has been a general partner of Noro-Moseley Partners III, L.P., an Atlanta-based venture capital firm. From 1992 to 1993, Mr. Johnson was an independent consultant. In 1983, Mr. Johnson co-founded Sales Technologies, Inc., a startup software company, and served as its President and Chief Executive Officer until Sales Technologies, Inc. was acquired by Dun and Bradstreet in January 1989. Mr. Johnson continued in his role as Chief Executive Officer of that division of Dun and Bradstreet until February 1992. Prior to founding Sales Technologies, Inc., Mr. Johnson was a management consultant with McKinsey & Company and held a number of sales and marketing positions with Procter & Gamble.

     PAUL J. PALMER has been a director of the Corporation since September 1996. Since January 1994, Mr. Palmer has been an executive consultant specializing in the software industry. From 1957 until his retirement in December 1993, Mr. Palmer held various positions in marketing and development with IBM, most recently as Vice President.

     JAMES R. WALKER has been a director of the Corporation since May 1997. Since April 1997, Mr. Walker has been the Chief Executive Officer of ACTEL, a mobile satellite communications service provider in Africa. From 1993 until 1997, Mr. Walker was Corporate Officer of AT&T and Vice President-North America Operations-Business Communications Systems (predecessor-in-interest to Lucent Technologies, Inc.). Prior to 1993, Mr. Walker held the positions of Vice President-Customer Service-AT&T General Business Systems and Vice President-Sales and Customer Service of AT&T General Business Systems.

     Executive officers of the Corporation are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met six times during the fiscal year ended April 30,1997. The Corporation established an Audit Committee and Compensation Committee during fiscal 1997. The Audit Committee of the Board, of which Messrs. Smith and Johnson are currently members, is responsible for reviewing the results and scope of audits and other services provided by the Corporation's independent auditors. The Audit Committee met one time during fiscal 1997. The Compensation Committee, whose members currently are Messrs. Smith, Johnson and Palmer, makes recommendations concerning the salaries and incentive compensation of executive officers, employees and consultants to the Corporation and administers the Corporation's stock plans. The Compensation Committee met one time during fiscal 1997. The Board currently has no standing nominating committee, or committee performing a similar function.

     No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during fiscal 1997 (during such period for which such director was a director) and (ii) the total number of meetings held by all committees of the Board during fiscal 1997 on which such director served.

      COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

COMPENSATION OF DIRECTORS

     During fiscal 1997, directors who are not employed by the Corporation received a quarterly retainer of $1,500, a $750 stipend for each regular Board meeting attended, a $250 stipend for any committee meetings attended, and the reimbursement of certain expenses incurred in connection with attendance at Board meetings. On September 30, 1996, in connection with his election to the Board, Mr. Palmer was granted options to purchase 15,000 shares of Common Stock at an exercise price of $10.50 per share. These options expire five years from the date of grant with 5,000 shares vesting immediately and the remainder vesting quarterly over two years. On May 22, 1997, in connection with his election to the Board, Mr. Walker was granted options to purchase 15,000 shares of Common Stock at an exercise price of $11.50 per share. The options expire five years from the date of grant with 5,000 shares vesting immediately and the remainder vesting quarterly over three years.

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth summary information concerning the compensation paid or earned for services rendered to the Corporation in all capacities during the fiscal year ended April 30, 1997 to (i) the Corporation's Chief Executive Officer and (ii) each of the other most highly compensated executive officers of the Corporation who received total annual salary and bonus in excess of $100,000 in fiscal 1997 (the "Named Executive Officers"). The date of the Corporation's initial public offering was December 12, 1996.

                                                          SUMMARY COMPENSATION TABLE
                                                          --------------------------
                                                                                                LONG-TERM
                                                                                             COMPENSATION(3)
                                                                                             ---------------
                                                                                               SECURITIES              ALL
                                                                ANNUAL COMPENSATION(4)         UNDERLYING             OTHER
NAME AND PRINCIPAL POSITION                            YEAR    SALARY($)     BONUS($)(1)       OPTIONS(#)        COMPENSATION(2)
---------------------------                            ----    ---------     -----------     ---------------     ---------------
Ronald R. Charnock................................     1997     $150,804       $76,403                --              $750
  Chairman, President, Chief Executive Officer and
  Director
Marcus W. Heth....................................     1997     $145,596       $76,602                --                --
  Senior Vice President, Technologies and
  Secretary
Donald C. Yount...................................     1997     $125,004       $28,428            26,400                --
  Senior Vice President, Finance and Chief
  Financial Officer
Stephen P. Winings................................     1997     $105,770       $54,012            20,000              $500
  Senior Vice President, Sales

----------
(1) Includes bonuses earned with respect to services rendered in the fiscal year indicated, whether or not such bonus was actually paid during such fiscal year.

(2) Represents matching contributions made by the Corporation to the Named Executive Officer under the Corporation's 401(k) plan.

(3) The Corporation did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive payments during fiscal 1997.

(4) Excludes certain perquisites and other personal benefits such as life insurance premiums paid by the Corporation. These amounts, in the aggregate, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such Named Executive Officer.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides certain information concerning grants of options to purchase the Corporation's Common Stock made during the fiscal year ended April 30, 1997, to each of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                         ---------------------------------------------------------
                         NUMBER OF       PERCENT OF                                    GRANT DATE PRESENT
                         SECURITIES    TOTAL OPTIONS                                         VALUE(5)
                         UNDERLYING      GRANTED TO      EXERCISE OR                           ($)
                          OPTIONS       EMPLOYEES IN     BASE PRICE     EXPIRATION    ---------------------
NAME                      GRANTED      FISCAL YEAR(4)     ($/SHARE)        DATE          5%          10%
----                     ----------    --------------    -----------    ----------    --------    ---------
Ronald R. Charnock.......      --              --              --             --           --           --
Marcus W. Heth...........      --              --              --             --           --           --
Donald C. Yount, Jr......   4,040(1)          .99%         $ 0.80        1/16/01      $   893     $  1,973
                            1,964(2)          .99%           0.80        4/30/01          434          959
                           20,000(3)        16.10%          10.50        9/30/06       58,019      128,207
Stephen P. Winings.......  20,000(3)        16.10%         $10.50        9/30/06      $58,019     $128,207

----------
(1) Options vested 100% on the date of grant. Options were granted at the fair market value of the Corporation's Common Stock as determined by the Corporation's Board on the date of grant.

(2) Options vest 20% on the date of grant with an additional 20% vesting annually on the anniversary date of such grant. Options were granted at the fair market value of the Corporation's Common Stock as determined by the Corporation's Board of Directors on the date of grant.

(3) Each of these options was granted pursuant to the 1996 Stock Plan.

(4) Based on options to purchase an aggregate of 124,000 shares of Common Stock granted to all employees of the Corporation in fiscal 1997, including the Named Executive Officers.

(5) In accordance with the rules of the Securities and Exchange Commission (the "Commission"), shown are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent the Corporation's estimate or projection of future increases in the price of its Common Stock. There can be no assurance that the actual stock price appreciation over the five-year option term will be at the assumed 5% and 10% levels or at any other defined level.

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     The following table provides information as to options exercised in 1997 by the Named Executive Officers, the value realized upon such exercises and the value of options held by such officers at year-end based on the closing price of the Corporation's Common Stock on April 30, 1997.

             AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                       SHARES OF COMMON STOCK            VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                          SHARES                        OPTIONS AT YEAR-END                   AT YEAR-END
                        ACQUIRED ON     VALUE      ------------------------------    ----------------------------
NAME                     EXERCISE      REALIZED    EXERCISABLE      UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                    -----------    --------    -----------      -------------    -----------    -------------
Ronald R. Charnock......     --            --            --                 --              --              --
Marcus W. Heth..........     --            --            --                 --              --              --
Donald C. Yount, Jr. ...     --            --         8,826             17,178          99,292         193,253
Stephen P. Winings......     --            --         4,000             16,000          45,000         180,000

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee"), which is composed of three non-employee Directors, has primary responsibility for all compensation actions, affecting the Corporation's executive officers, including base salaries, incentive awards, stock option awards and the terms and conditions of their employment. The Committee administers the 1996 Stock Plan.

COMPENSATION PHILOSOPHY

     The Committee makes recommendations concerning appropriate executive compensation and reports to the Board. Under the supervision, approval and review of the Committee, the Corporation's compensation policies and programs are designed to motivate, retain and attract management with incentives linked to financial performance of the Corporation and the value that is delivered to its shareholders. Specifically, the Corporation's policies and programs endeavor to: (i) link executive compensation to sustainable increases in the financial performance of the Corporation and preservation or realization of shareholder value; (ii) differentiate compensation based upon individual contribution; (iv) promote teamwork among executives and other Corporation employees; and (v) encourage the retention of a sound management team. During each fiscal year, the Committee reviews and recommends to the Board, with any modification it deems appropriate, base salary levels for the Corporation's executive officers, including the Named Executive Officers and certain other senior managers.

COMPONENTS OF EXECUTIVE OFFICER COMPENSATION

     CASH COMPENSATION (BASE SALARY AND INCENTIVE BONUS). The Corporation manages the total cash compensation to provide median levels of cash compensation at average levels of corporate, business unit, and individual performance. Cash compensation consists of two components; (i) a base salary that is competitive with that of other companies paying at the median level of the market, and (ii) an incentive opportunity that is variable and is reflective of the financial performance of the Corporation and the individual performance of the executive officer. When high levels of performance are achieved, the level of cash compensation may exceed the median of the market. Conversely, when the Corporation, business unit, or the individual falls short of the predetermined goals, the level of cash compensation may be substantially below the market median. The objective of this mix is to deliver total cash compensation competitive with compensation offered at other companies facing similar challenges for similar positions, while simultaneously linking the payment of the cash incentive to the achievement of specific objectives in the Corporation's annual operating plan as approved by the Board. The performance incentive, when awarded, is paid quarterly, semiannually and annually with respect to the preceding fiscal period. The award and size of the performance incentive are based upon; (i) the executive officer's performance against individual goals; (ii) the performance of the executive officer's unit within the Corporation against that unit's goals; and (iii) the performance of the Corporation against Corporation goals. Goals vary from year to year and from unit to unit and, with regard to individual goals of executive officers, usually include both quantitative and qualitative factors.

     STOCK OPTION GRANTS. The Committee believes that stock option grants serve as a desirable long-term method of compensation because they closely ally the interests of management with the preservation and enhancement and realization of stockholder value and serve as an additional incentive to promote the success of the Corporation. Stock options are generally granted when an executive joins the Corporation, with additional stock options granted from time to time in connection with promotions and performance. The initial options granted to an executive vest over four years. The Committee believes that stock option participation provides a method of retention and motivation for the senior level executives of the Corporation and aligns senior management's objectives with long-term stock price appreciation. Executives, together with other employees of the Corporation, are also eligible to participate in the Corporation's 1996 Employee Stock Purchase Plan pursuant to which stock may be purchased at 85% of the lower of the closing sale price for the Common Stock reported on the Nasdaq National Market at the beginning or end of each six-month period (up to a maximum stock value of $25,000 per calendar year or 10 percent of total compensation, whichever is less). In fiscal 1997, the Committee approved the grant of 40,000 stock options to the Corporation's executive officers and 84,000 stock options to other employees.

     TOTAL COMPENSATION PROGRAM. The Committee believes that the total compensation program for executives of the Corporation (cash compensation, incentives and stock option grants) is on a level with the compensation programs provided by other companies facing similar challenges. The Committee believes that any amounts paid under the incentive plan will be appropriately related to corporate and individual performance, yielding awards that are directly linked to the annual financial and operational results of the Corporation within the framework of the challenges faced. The Committee also believes that the 1996 Stock Plan provides opportunities to participants that are consistent with the returns that are generated on behalf of the Corporation's shareholders.

COMPENSATION OF CEO

     Ronald R. Charnock has served as the Chairman of the Board, President and Chief Executive Officer since co-founding the Corporation in 1981. In fixing Mr. Charnock's salary and target incentive levels, as well as determining the size of stock options, if any, the Committee and the Board typically review the strategic direction and financial performance of the Corporation, including revenue and profit levels. In addition, the Committee reviews Mr. Charnock's performance as the Chairman of the Board, President and Chief Executive Officer, his importance to the Corporation and his success in implementing its goals both through his leadership and strategic vision.

     Mr. Charnock's compensation package in fiscal 1997 consisted of the same benefits program as other executive officers, as set forth above, including base salary, cash incentive, stock options and other employee benefit programs. Mr. Charnock received no material compensation or benefits in 1997 not provided to all executive officers.

INTERNAL REVENUE CODE SECTION 162 (m)

     The Committee has considered the potential impact of Section 162(m) Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Section"). The Section disallows a tax deduction for any publicly-traded corporation for individual compensation which is in excess of $1,000,000 in any taxable year for any of the executive officers, unless such compensation is performance-based. Since the cash compensation of each executive officer is below the $1,000,000 threshold and the Committee believes that any of the options granted under the 1996 Stock Plan will meet the requirements of being performance-based, the Committee believes that the Section will not reduce the tax deduction available to the Corporation. The Corporation's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Corporation's success. Consequently, the Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

     Other elements of executive compensation include participation in a Corporation-wide life insurance program, including a long-term disability insurance program. Executives are also eligible for Corporation-wide medical benefits and participation in a 401(k) plan under which the Corporation currently provides a percentage matching contribution.

                                         Compensation Committee of the
                                         Board of Directors

                                         Thomas A. Smith
                                         Charles A. Johnson
                                         Paul J. Palmer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to January 1996, the Corporation had no separate Compensation Committee or other board committee performing equivalent functions, and these functions were performed by the Corporation's Board. In January 1996, the Corporation established a Compensation Committee which consisted of Messrs, Smith and Johnson. In September 1996, the Board established a new Compensation Committee which consists of Messrs, Smith, Johnson and Palmer, each of whom are non-employee directors. See "Certain Relationships and Related Transactions" for information regarding certain relationships and transactions between the Corporation and certain members of the Board.

STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total stockholder return on the Corporation's Common Stock since December 12, 1996 (the date the Corporation first became subject to reporting requirements and the Securities and Exchange Act of 1934, as amended) through April 30, 1997, with the cumulative total return for the Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq Computer and Data Processing Services Stock Index (the "Nasdaq Computer Index"). The comparison assumes $100 was invested on December 12, 1996, the date of the Corporation's initial public offering, in the Corporation's Common Stock at the $15.00 initial offering price and in each of the foregoing indices and assumes reinvestment of dividends, if any. To date, the Corporation has paid no cash dividends on its Common Stock. Historical stock price performance should not be relied upon as indicative of future stock price performance.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                  VERSATILITY INC., NASDAQ STOCK MARKET INDEX
                        AND NASDAQ COMPUTER INDEX(1)(2)


                  [Graph appears here--see plot points below]

                                             NASDAQ      COMPUTER
                                              U.S.        & DATA
                            VERSATILITY    COMPANIES    PROCESSING
                            -----------    ---------    -----------
          Dec. 12, 1996       100           100           100
          Jan. 31, 1997        88.333       106.263       106.272
          Feb. 28, 1997        79.167       100.402        97.664
          Mar. 31, 1997        65            93.865        90.456
          Apr. 30, 1997        73.333        96.948       102.399


        (1) Prior to December 12, 1996, the Corporation's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This chart is not "solicited material", is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filings of the Corporation under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        (2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on this graph was obtained from the Nasdaq Stock Market and the Nasdaq Stock Market and the Nasdaq Computer indices were prepared for Nasdaq by the Center for Research in Security Prices at the University of Chicago, a source believed to be reliable, although the Corporation is not responsible for any errors or omissions in such information.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Prior to October 31, 1996, the Corporation was the 1% general partner of Serenity Real Properties Limited Partnership (the "Partnership") of which Mr. Ronald R. Charnock, the Corporation's President and Chief Executive Officer, Mr. Marcus W. Heth, the Corporation's Senior Vice President, Technologies, and Mr. Keith D. Roberts, the Corporation's Director of Product Development, were the limited partners holding the remaining 99% of the partnership interests (the "Limited Partners"). The Partnership is the owner of an office building in Alexandria, Virginia (the "Property"), which was the Corporation's headquarters until October 1994 and which was leased by the Corporation under a lease expiring in April 1997, and providing for monthly rental payments of $10,000. In addition, the Corporation had guaranteed a mortgage loan made by a commercial bank to the Partnership, which had an outstanding balance of $614,000 at September 30, 1996. This loan was also guaranteed by each of the Limited Partners and was secured by a mortgage on the Property.

     On October 31, 1996, the Corporation sold its general partnership interest in the Partnership, for consideration equal to its capital account of $3,131 to Serenity L.L.C., whose members are the Limited Partners. In connection with the sale of its general partnership interest in the Partnership, the Corporation made to the Partnership a loan of $519,305 evidenced by a Deed of Trust Note which bears interest at the prime rate and is payable upon the earliest of (i) the sale of the Property, (ii) demand by the Corporation and each of its Limited Partners and (iii) October 31, 1997. As of June 30, 1997, $519,305 remains outstanding under this Deed of Trust Note. The Deed of Trust Note is secured by a mortgage on the Property and is guaranteed by each of the Limited Partners. The Partnership used the proceeds of this loan to repay its loan from the bank and discharge its mortgage on the Property. In connection with these transactions, the partnership agreed to the termination of its lease with Corporation. The Corporation believes that these transactions were in the best interest of the Corporation and its stockholders and that the consideration received by it for its general partnership interest in the Partnership was not less that the fair value of the interest.

     The Corporation has extended loans to Mr. Charnock, with principal and accrued interest totaling $113,045 at June 30, 1997. Such loans are evidenced by a promissory note, are payable on the earliest of (i) demand and (ii) November 6, 1997, and bear interest at the prime rate.

     Certain obligations under the Corporation's master equipment lease (the "MEL") with its leasing agent, are personally guaranteed by Mr. Charnock. As of June 30, 1997, $1,115,306 was outstanding under the MEL, of which $466,361 is guaranteed by Mr. Charnock. Such payments are due monthly through March 2000.

     The Corporation has adopted a policy whereby all future transactions between the Corporation and its officers, directors and affiliates will be on terms no less favorable to the Corporation than could be obtained from unaffiliated third parties and will be approved by a majority of the disinterested members of the Board.

                                   PROPOSAL 2

                            APPOINTMENT OF AUDITORS

     The Board of Directors proposes that the firm of Deloitte & Touche LLP ("Deloitte"), independent certified public accountants, be appointed to serve as auditors for the fiscal year ending April 30, 1998. The ratification of this selection is not required under the laws of the State of Delaware, where the Corporation is incorporated, but the results of this vote will be considered by the Board of Directors in selecting auditors for future fiscal years. Deloitte has served as the Corporation's accountants since 1993. It is expected that a member of Deloitte will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
                 VOTE "FOR" THE RATIFICATION OF THIS SELECTION.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act of 1934, as amended, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. Based solely on its review of the copies of such filings received by it with respect to the fiscal year ended April 1997 and written representations from certain Reporting Persons, the Corporation believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended April 30, 1997, except that Messrs. Charnock, Heth, Smith, Johnson, Palmer, Roberts, Winings and Yount each did not file a Form 3 until December 20, 1996.

                             STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended for inclusion in the proxy statement to be furnished to all Stockholders entitled to vote at the next Annual Meeting of Stockholders of the Corporation must be received at the Corporation's principal executive offices not later than February 24, 1998. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Versatility Inc., 11781 Lee Jackson Memorial Highway, Fairfax, Virginia 22033, Attention: Secretary.

                           INCORPORATION BY REFERENCE

     To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the proxy statement entitled "Report of Compensation Committee of Board of Directors on Executive Compensation" and "Stock Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting Stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some Stockholders in person or by mail, telephone or telegraph following the original solicitation.

     The contents and the sending of this proxy statement have been approved by the Board of Directors of the Corporation.

                                VERSATILITY INC.

           Proxy for Annual Meeting of Stockholders, August 26, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Ronald R. Charnock and Marcus W. Heth, and each of them with full power of substitution to vote all shares of stock of VERSATILITY INC. (the "Corporation") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, August 26, 1997, at 10:00 a.m. local time and at any adjournment or postponement thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated July 28, 1997, a copy of which has been received by the undersigned.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NOMINEES, OR ANY NOMINEE FOR WHICH APPROVAL HAS NOT BEEN WITHHELD AND IN FAVOR OF SELECTION OF DELOITTE & TOUCHE LLP AS AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 1998. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                             *********************

[X] Please mark
    votes as in this
    example

The Board of Directors recommends a vote for the following proposals:

1. To elect two (2) Class I directors to serve for a three-year term except as marked to the contrary below:

   Nominees: Marcus W. Heth, Charles A. Johnson

   [ ] FOR           [ ] WITHHELD         [ ] ______________
       ALL               FROM ALL             FOR ALL NOMINEES
       NOMINEES          NOMINEES             EXCEPT AS NOTED ABOVE

2. To ratify the selection of the firm of Deloitte & Touche LLP as independent auditors for the Corporation for the fiscal year ending April 30, 1998.

                   [ ] FOR       [ ] AGAINST     [ ] ABSTAIN

3. To vote or otherwise represent the shares on any and all other business which may properly come before the meeting or any adjournment(s) thereof, according and in the discretion of the proxy holder.

                           MARK HERE
                           FOR ADDRESS       [ ]
                           CHANGE AND
                           NOTE AT LEFT

   Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

   Please sign your name exactly as it appears on your stock certificate(s), write in the date and return this proxy as soon as possible in the enclosed envelope. If the stock is registered in more than one name, each joint owner should sign. If signing as attorney, executor, trustee, administrator or guardian, please give full title as such. Only authorized officers should sign for corporations.


   Signature ___________________________        Date ______________________



   Signature ___________________________        Date ______________________